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                                                                    EXHIBIT 11.1



           EXHIBIT 11.1 STATEMENT REGARDING COMPUTATION OF NET INCOME
                                (LOSS) PER SHARE


                                                    Quarter Ended December 31,
                                                  -----------------------------
                                                     1998               1997
                                                  ----------         ----------
Net income (loss)                                 $   86,426           (852,596)

Primary weighted average common
share outstanding                                  9,857,252          9,742,334

Primary earnings per share                               .01               (.09)

Fully diluted weighted average
common shares outstanding                          9,857,252          9,742,334

Fully diluted earnings per share                         .01               (.09)



                                      F-7